SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2009
WESCO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723345

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania	15219

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Board of Directors of WESCO International, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-Laws to be effective as of September 28, 2009 (the “Amended and Restated By-Laws”). The principal differences between the Amended and Restated By-Laws and the Company’s prior By-Laws are as follows:
     Advance Notice Requirements
     Section 1.02 of the Amended and Restated By-Laws is a new section which requires stockholders intending to bring business other than a director nomination at a stockholders’ meeting to have provided the Company advance written notice of such nominations or business, generally between 90 and 120 days before the stockholders’ meeting. Section 1.02 (i) explicitly provides that, other than nominations of directors (which must be made in compliance with Section 2.15 of the Amended and Restated By-Laws), Section 1.02 is the exclusive means for a stockholder to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provides its own procedural requirements) and (ii) sets forth the required disclosure regarding the stockholders making such proposals, which include, among other things, all ownership interests, hedges, economic incentives (including synthetic and temporary stock ownership) and rights to vote any shares of any security of the Company. In addition, the amended bylaws provide that a stockholder bringing business at a stockholders’ meeting must not only be a stockholder at the time of the notice, but also at the time of the meeting.
     Section 2.15 of the Amended and Restated By-Laws is a new section which requires stockholders intending to make a director nomination at a stockholders’ meeting to have provided the Company advance written notice of such nominations or business, generally between 70 and 90 days before the stockholders’ meeting. Section 2.15 (i) explicitly provides that it is the exclusive means for a stockholder to make such nominations and (ii) sets forth the required disclosure regarding (A) the stockholders making such nominations, which include, among other things, all ownership interests, hedges, economic incentives (including synthetic and temporary stock ownership) and rights to vote any shares of any security of the Company and (B) the nominee, which include, among other things, all information relating to such person that would be required to be disclosed in solicitations of proxies for elections of directors and a description of compensation and other material arrangements between the nominee and the stockholder making the nomination. In addition, the amended bylaws provide that a stockholder making a director nomination at a stockholders’ meeting must not only be a stockholder at the time of the notice, but also at the time of the meeting.
     Director Removal
     Section 2.12 of the Amended and Restated By-Laws clarifies that directors may be removed in accordance therewith only for cause.
     Miscellaneous
     The Amended and Restated By-Laws contain a number of conforming changes and other non-material changes, such as providing for electronic transmission of communications and clarifying the applicability of certain provisions to uncertificated shares and various other
     The Amended and Restated By-Laws, and a copy marked to show changes from the prior By-Laws, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit 3.1	Amended and Restated By-Laws of WESCO International, Inc., effective as of September 28, 2009.

Exhibit 3.2	Amended and Restated By-Laws of WESCO International, Inc., marked to show changes against the prior By-Laws, effective as of September 28, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer

Dated: September 30, 2009